UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	August 23, 2007

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On August 17, 2007, The Procter & Gamble Company (the “Company”) and Procter & Gamble International S.a.r.l., Procter & Gamble Holding (HK) Limited and Procter & Gamble International Operations, each Named Borrowers and wholly-owned subsidiaries of the Company, entered into an amendment and restatement of the existing $24 billion 3-year credit facility that was entered into on July 27, 2005, (as previously amended, the “Credit Facility”), with a syndicate of banks led by Citigroup and JP Morgan. The amendment resulted in two new credit facilities: (i) a $17 billion 364-day credit facility, the cost of which is a variable interest rate of 8.5 basis points over LIBOR for drawn balances; and (ii) a $6 billion 5-year credit facility, the cost of which is 8.5 basis points over LIBOR for drawn balances until August 2008, when it increases to 15 basis points over LIBOR. Proceeds from each of these facilities will be used for commercial paper backstop and general corporate purposes. The Company and the other Named Borrowers expects to pay down these two new facilities from a combination of operating cash flow, commercial paper and term debt beginning in fiscal year 2007/08.

From time to time, one or more of banks in the syndicate (including Citigroup and JP Morgan), and/or their affiliates have provided, and may in the future provide, banking services to the Company and its subsidiaries.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above under Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:  /s/ E. J. WUNSCH
 E. J. Wunsch
 Assistant Secretary
 August 23, 2007